UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2008
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Remy Kozak, the President and Chief Executive Officer of Power Air Corporation (the "Company"), resigned from his executive position with the Company effective on January 23, 2008, but will remain on staff through February 29, 2008 under his current consulting services agreement in order to ensure there is an orderly transition in management.

Mr. Kozak disclosed that he resigned so that he could pursue other personal and professional interests.

As President and Chief Executive Officer, Mr. Kozak was the Company's Principal Executive Officer. Mr. Kozak will be working with the Company to identify a qualified candidate to be appointed as its new President and Chief Executive Officer.

Section 9 - Financial Statements And Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits.
Exhibit	Description
99.1	Press release dated January 25, 2008, announcing the resignation of the President and Chief Executive Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER AIR CORPORATION
Date: January 28, 2008.	/s/ "H. Dean Haley" ________________________________ Name: H. Dean Haley Title: Chairman and a director

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